SAN DIEGO, CALIFORNIA, April 23, 2010 (Businesswire) USD ENERGY CORP. (OTCBB:UEGY), an energy development company, announced today that the company’s securities have become eligible for deposit at the Depository Trust Company (DTC).  The DTC provides clearing, settlement and information services for equity securities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over-the-counter derivatives for over 3.5 million securities issuers from the United States and 110 other countries and territories.

“We are pleased that our common stock is now DTC eligible, which will simplify the process by which shares can be traded or exchanged through brokers of our investors’ choice,” said Trisha Malone, Chief Executive Officer of USD Energy.

FORWARD LOOKING STATEMENT: This press release contains forward-looking statements, including expected industry patterns and other financial and business results that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: whether USD Energy Corp. can successfully execute its operating plan; its ability to integrate acquired companies and technology; its ability to retain key employees; its ability to successfully combine product offerings and customer acceptance of combined products; general market conditions; and whether USD Energy Corp. can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. USD Energy Corp. does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

SOURCE: USD Energy Corp.

CONTACT:     Trisha Malone, CEO: 619-977-1515